UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2022, Senmiao Technology Limited, a Nevada corporation received a deficiency notification letter from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rules 5550(b)(2) requiring listed securities to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35,000,000 (the “MVLS Requirement”). The Company also does not presently meet the requirements under Listing Rules 5550(b)(1) and 5550(b)(3). Accordingly, the Company no longer complies with Nasdaq Listing Rules.

The Company has 180 calendars days, expiring July 11, 2022, to regain compliance with the MVLS Requirement. If the Company maintains a MVLS at or greater than $35,000,000 for a minimum of ten consecutive business days, it will regain compliance. If the Company does not regain compliance within 180 calendar days, it will receive a written notification from Nasdaq that its securities are subject to delisting.

The Company intends to monitor its MVLS and may, if appropriate, consider implementing available options to regain compliance with the MVLS Requirement. There can be no assurance that the Company will be able to regain compliance with the MVLS Requirement, or maintain compliance if the Company regains compliance.

This Current Report on Form 8-K is filed to satisfy the obligation under Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the deficiency within four (4) business days after the date of the deficiency letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: January 14, 2022	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer